United States Securities And Exchange Commission
                              Washington, DC 20549
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                                    FORM 8-K

                                 Current Report
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       December 28, 2004
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                                    NN, INC.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                           0-23486                 62-1096725
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(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
   Incorporation or Organization)      File Number)       Identification Number)

              2000 Waters Edge Drive, Johnson City, Tennessee 37604
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:            (423) 743-9151
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 2.05 Costs Associated with Exit or Disposal Activities.

     Effective December 2001, NN, Inc., a Delaware corporation ("NN") finalized the closing of its plant facility located in Walterboro, South Carolina. NN has sold the Walterboro plant facility at auction for approximately US $350 thousand. The transaction closed on December 28, 2004. NN's financial statements list this plant facility with a carrying value of approximately US $1.1 million. Accordingly, NN will record a charge for Loss on Sale of Fixed Assets of approximately US $750 thousand.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NN, INC.


Dated:   January 3, 2005       By: /s/ William C. Kelly, Jr.
                                   ---------------------------------------------
                                   William C. Kelly, Jr.,
                                   Secretary, Treasurer and Chief Administrative Officer